Exhibit 32

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, the Corporate Trustee of Mesabi Trust, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge, the Quarterly Report of Mesabi Trust on Form 10-Q for the quarter ended October 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Mesabi Trust.

/s/ Kenneth Ring	December 5, 2008
Kenneth R. Ring*
Vice President
Deutsche Bank National Trust Company
For Deutsche Bank Trust Company Americas

* There are no principal executive officers or principal financial officers of the registrant.